UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2005

American Energy Production. Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-52812	74-2945581
(State of incorporation)	(Commission file Number)	(IRS Employee ID Number)

6073 Hwy 281 South. Mineral Wells. TX 76067
(Address of principal executive offices)

(210) 410-8158
Registrant’s telephone number, including area code

N/A
Former name or former address, if changed since last report)

Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)     Not applicable.

(b)     Disclosure. . . when a new independent director is appointed.

On June 17, 2005, Mr. August Trevino of San Antonio, Texas was appointed an Independent Director of American Energy Production Inc. Mr. Trevino is the owner of Venture Capital Assistance Group Inc. Venture Capital Assistance Group specializes in helping start-up companies acquire financing and management advice. With Mr. Trevino's vast experience in evaluation of business he will be Chairman of the audit committee and evaluation committee.

(c)     Not applicable.

(d)     Disclosure. . . Mr. Trevino will fill the independent director position vacated by Shane Traveller.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Energy Production, Inc. BY: /s/ Charles Bitters Charles Bitters Chief Executive Officer June 17, 2005